Exhibit 3.2

                              AMENDED AND RESTATED
                               SPRINT CORPORATION
                                     BYLAWS

                                    ARTICLE I

                                Name and Location

  Section 1. The name of the Corporation shall be the name set forth in the Articles of Incorporation.

  Section 2. The principal office of the Corporation is located at 6200 Sprint Parkway, Overland Park, Kansas.

  Section 3. Other offices for the transaction of business of the Corporation may be located at such place in Kansas or elsewhere as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                                  Capital Stock

  Section 1. All certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. Any or all of the signatures may be a facsimile.

  Section 2. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and said old certificate shall be cancelled before a new certificate is issued.

  Section 3. A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

  Section 4. No holder of shares of any class of this Corporation, or holder of any securities or obligations convertible into shares of any class of this Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in this SECTION 4 of Article II shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.


                                   ARTICLE III

                             Stockholders' Meetings

  Section 1. The annual meeting of the stockholders of the Corporation shall be held on the third Tuesday of April in each year or such other date and at such location, either within or without the State of Kansas, as may from time to time be determined by the Board of Directors and stated in the notice of the

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meeting. At such meeting the stockholders shall elect directors in the manner provided in the Articles of Incorporation of the Corporation. The stockholders may transact such other business at such annual meeting as may properly come before the meeting.

  Section 2. A special meeting of the stockholders or the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorporation, may be called only by, and may be at any time and place determined by, the Chairman of the Board, the President or the Board of Directors.

  Section 3. Notice of the time and place of all annual meetings of stockholders and of the time, place and purpose of all special meetings of stockholders shall be sent not less than ten (10) nor more than sixty (60) days before the date set for such meeting, to each stockholder of record. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given.

  Section 4. Nominations of persons for election to the Board of the Corporation at an annual meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at an annual meeting of stockholders by any stockholder of the Corporation who is entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this SECTION 4 of ARTICLE III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of the 120th day before such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at an annual meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the annual meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this SECTION 4 of Article III shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

  Section 5. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the

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direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of the 120th day before such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Such stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. No business shall be conducted at an annual meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this SECTION 5 of
Article III shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement for its annual meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

  Section 6. At any special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures and such business shall not be transacted.

  Section 7. The Chairman of the Board of Directors, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President shall preside as Chairman of the meeting at all stockholders' meetings. The Chairman of the meeting shall have authority on his own motion to adjourn the meeting without the approval of the stockholders who are present in person or represented by proxy and entitled to vote. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate. Except to the extent inconsistent with the rules and regulations adopted by the Board of Directors, the Chairman of the meeting of stockholders shall have the right and authority to prescribe rules, regulations and procedures and to do all acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting.

  Section 8. Except as otherwise provided in the Articles of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of the Corporation, in the stockholder's name, and may cast such vote either in person or by proxy.

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  Section 9. Except as otherwise provided in the Articles of Incorporation of the Corporation, each stockholder shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of stock owned by the stockholder for each Director to be elected. Stockholders shall not be entitled to cumulative voting of their shares in elections of Directors.

  Section 10. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation shall be required and be sufficient to constitute a quorum for the election of directors. At a meeting held for any purpose other than the election of directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

  Section 11. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

  Section 12. A stockholder may appoint a proxy to vote for the stockholder by submission of (i) an appointment form signed by the stockholder or the stockholder's attorney-in-fact, or (ii) an electronic or telephonic transmission that contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the stockholder or by the stockholder's attorney-in-fact. An appointment of proxy is effective when an appointment form or an electronic or telephonic transmission is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the stockholder, unless the appointment form or electronic or telephonic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event, the Corporation must tabulate the votes in a manner consistent with that limitation or direction.


                                   ARTICLE IV

                                    Directors

  Section 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Articles of Incorporation of the Corporation.

  Section 2. Each Director upon election shall qualify by fulfilling any prerequisite to qualification that may be set forth in the Articles of Incorporation of the Corporation.

  Section 3. Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board or by the President, and in the absence or inability of either of them to act, by a Vice President, and may also be called by any two members of the Board. By unanimous consent of the Directors, special meetings of the Board may be held without notice, at any time and place.

  Section 4. Notice of all regular and special meetings of the Board of Directors, the Executive Committee, the Capital Stock Committee or any committee established pursuant to SECTION 11 of ARTICLE IV (an "Other Committee") shall be provided to each Director or member of such committee, as the case may be, by the Secretary or an Assistant Secretary or by the Chairman of the Board, by a means reasonably calculated to be received at least seven (7) days before the time fixed for such meeting;

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however, notice of special meetings of the Board of Directors, the Executive
Committee, the Capital Stock Committee or any Other Committee may be given by telephone, telegraph, telefax, telex or electronic transmission to each Director or member of such committee, as the case may be, at least twenty-four (24) hours before the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate under the circumstances. Participation by Directors in any regular or special meeting of the Board of Directors shall be in person unless otherwise provided in the notice of the meeting or otherwise determined by the Chairman of the Board of Directors or the Board of Directors, in which case, participation by means of conference telephone or similar communications equipment which allows all persons participating in such meeting to hear each other shall constitute presence in person at such meeting.

  Section 5. Except as otherwise provided in the Articles of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the Directors or any committee of the Directors shall consist of a majority of the members of the Board or of the committee, but the Directors present, although less than a quorum, shall have the power to adjourn the meeting from time to time or to some future date to the extent not prohibited by law.

  Section 6. At least annually, the Directors shall elect the officers of the Corporation and fix the salaries of the Chief Executive Officer and other officers which the Board of Directors determines are key to the Corporation's business.

  Section 7. The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries as they may deem necessary and/or advisable.

  Section 8. The members of the Board of Directors shall receive compensation for their services in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

  Section 9.

  (a) Indemnification.

     (1) Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

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     (2) Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this SECTION 9 of Article IV, to the extent that a Director, officer, or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) or (2) of this SECTION 9(a) of Article IV, or in defense of any claim, issue or matter therein, such Director, officer, or employee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (4) Determination Required. Any indemnification under paragraph (1) or (2) of this SECTION 9(a) of Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, or employee is proper in the circumstances because such Director, officer, or employee has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by a majority vote of the Directors who were not parties to the action, suit or proceeding, or (ii) by a committee of disinterested Directors, or (iii) if a quorum or a committee of disinterested Directors is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
  (iv) by the stockholders.

     (5) Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of the Director, officer, or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this
  SECTION 9(a) of Article IV.

  (b) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of SECTION 9(a) of
Article IV. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this SECTION 9 of Article IV and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

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  (c) Nonexclusivity; Duration. The indemnifications and rights provided by, or granted pursuant to, this SECTION 9 of Article IV shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a Director, officer, or employee and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in section 9(b) of Article IV shall likewise not be deemed exclusive.

  Section 10. The Chief Executive Officer of the Corporation, together with no more than five additional Directors, shall constitute an Executive Committee of the Board of Directors. The Executive Committee between regular meetings of the Board of Directors shall manage the business and property of the Corporation and shall have the same power and authority as the Board of Directors; provided, however, the Executive Committee shall not act (other than to make recommendations) in those cases where it is provided by law or by the Articles of Incorporation of the Corporation that any vote or action in order to bind the Corporation shall be taken by the Board of Directors.

  Section 11. The Board of Directors may form any committee other than the Executive Committee described in the preceding Section and the Capital Stock Committee described in the next Section. Any committee so formed, to the extent provided in the resolution of the Board of Directors pursuant to which it was formed or in the Bylaws or pursuant to the statutes of Kansas, shall have and may exercise all the powers and authority of the Board of Directors. Participation by Directors in any committee meeting, including the Executive Committee and the Capital Stock Committee meetings, shall be in person unless otherwise provided in the notice of the committee meeting or otherwise determined by the committee Chairman, in which case, participation by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other shall constitute presence in person at such meeting. Each committee, including the Executive Committee and the Capital Stock Committee, shall keep a record of its proceedings.

  Section 12. The Board of Directors shall form a Capital Stock Committee. Each member of the Capital Stock Committee shall be an Independent Director or a person who, except for a relationship with a Class A Holder or a Subsidiary of a Class A Holder, would be an Independent Director. The Capital Stock Committee shall have and may exercise such powers, authority and responsibilities as may be delegated by the Board of Directors in connection with the adoption of general policies governing the relationship between business groups or otherwise, including such powers, authority and responsibilities as are delegated by the Board of Directors with respect to, among other things: (a) the business and financial relationships between the Sprint FON Group (or any business or subsidiary allocated thereto) and the Sprint PCS Group (or any business or subsidiary allocated thereto); (b) dividends in respect of, and transactions by Sprint or the Sprint FON Group (or any business or subsidiary allocated thereto) in, shares of Sprint PCS Stock; and (c) any matters arising in connection therewith.


                                    ARTICLE V

                                    Officers

  Section 1. The officers of this Corporation shall be a Chairman of the Board of Directors, a President, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from

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time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of Directors. All other officers shall be elected by the Board of Directors.

  Section 2. The Chairman of the Board of Directors shall preside at all meetings of the Directors and stockholders at which the Chairman is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

  Section 3. Unless the Board of Directors otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. If the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be delegated by the Board of Directors and as are conferred by law exclusively upon such office.

  Section 4. A Vice President shall have all the power and authority usually enjoyed by a person holding the office of Vice President. In case of absence of the President or upon vacancy in the office of President, a Vice President, as designated by the Chairman of the Board of Directors, shall have the right and power to perform all duties and exercise all authority of the President.

  Section 5. The Secretary shall oversee the issuance of notices of all Directors' and stockholders' meetings, and shall attend as appropriate and oversee the preparation and retention of the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; may attest with his signature, which may be a facsimile signature if authorized by the Board of Directors, and may impress with the corporate seal all written contracts of the Corporation; and shall perform all other duties as are incident to the office. Any Assistant Secretary may perform all duties of the Secretary and such other duties as may be required.

  Section 6. The Treasurer shall have custody of all money and securities of the Corporation and shall along with the Chief Financial Officer, Controller or appropriate officer of Finance, keep regular books of account and shall submit them to the Directors for their examination and approval annually; and semi-annually, or when directed by the Board of Directors, the Treasurer along with the Chief Financial Officer, Controller or appropriate officer of Finance shall submit to each Director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to the office. Any Assistant Treasurer may perform all the duties of the Treasurer and such other duties as may be required.

  Section 7. Any officer or employee of the Corporation shall give such bond for the faithful performance of his duties in such sum, as and when the Board of Directors may direct.

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                                   ARTICLE VI

                                   Amendments

  Section 1. Except as otherwise provided in the Articles of Incorporation of the Corporation, the Bylaws may be amended, altered or repealed by the Board of Directors, subject to the power of stockholders to amend, alter or repeal the Bylaws; or the Bylaws shall be amended in such other manner as may from time to time be authorized by the laws of the State of Kansas.


                                   ARTICLE VII

                                 Corporate Seal

  Section 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation and the words, "Seal--Incorporated 1938".

  (Capitalized terms not otherwise defined in the Bylaws have the meanings ascribed to them in the Articles of Incorporation.)













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